Exhibit 10.1
AMENDMENT TO THE
COMMUNITY FIRST, INC. 2005 STOCK INCENTIVE PAN
EFFECTIVE JANUARY 1, 2008
     WHEREAS, Community First, Inc. (the “Company”) maintains the Community First, Inc. 2005 Stock Incentive Plan (the “Plan”); and
     WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and
     WHEREAS, the Board desires to amend the Plan to revise the provisions in Section 3(d) of the Plan to provide for adjustments of awards upon the occurrence of certain unusual or nonrecurring events and the provisions in Section 5(d) of the Plan to add a “net-exercise option” to the payment methods permitted upon the exercise of awards granted thereunder.
     NOW, THEREFORE, effective January 1, 2008, the Company hereby amends the Plan as follows:
     1. Section 3(d) of the Plan is deleted in its entirety and replaced with the following:
“(d) In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, dividend of shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m) of the Code) either: (i) adjust any or all of (1) the aggregate number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted under the Plan; (2) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards under the Plan, provided that the number of shares subject to any award shall always be a whole number; (3) the grant or exercise price with respect to any award under the Plan; and (4) the limits on the number of shares that may be granted to participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding award.”
     2. Section 5(d) of the Plan is deleted in its entirety and replaced with the following:
“(d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. The option price upon exercise of the Stock Option, together with any amounts required to be withheld for income tax reporting, shall be payable to the Company in full, in the Company’s discretion, either: (a) in cash or its equivalent (such equivalence being at the sole discretion of the Committee); (b) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total option price (provided that such shares shall have been held for at least six months); or (c) by withholding from the optionee sufficient shares, subject to the underlying award, having an aggregate Fair Market Value at the time of exercise equal to the total option price; or (d) by any combination of (a), (b) or (c). No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).”
     IN WITNESS WHEREOF, the Board has caused this Amendment to the Community First, Inc. 2005 Stock Incentive Plan to be executed by its duly authorized representative on this 1st day of January, 2008.

COMMUNITY FIRST, INC.
By:	/s/ Marc R. Lively
	Name:	Marc R. Lively
	Title:	President and Chief Executive Officer